UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Note Purchase Agreement and Promissory Note

On December 21, 2018, Inpixon, a Nevada corporation (the “Company”), entered into a note purchase agreement (the “Purchase Agreement”) with an institutional investor identified therein (the “Holder”), pursuant to which the Company agreed to issue and sell to the Holder an unsecured promissory note (the “Note”) in an aggregate principal amount of $1,895,000.00 (the “Initial Principal Amount”), which is payable on or before the date that is 10 months from the issuance date. The Initial Principal Amount includes an original issue discount of $375,000.00 and $20,000.00 that the Company agreed to pay to the Holder to cover the Holder’s legal fees, accounting costs, due diligence, monitoring and other transaction costs. In exchange for the Note, the Holder paid an aggregate purchase price of $1,500,000.00 (the “Transaction”). The terms of the Note include:

Interest. Interest on the Note accrues at a rate of 10% per annum and is payable on the maturity date or otherwise in accordance with the Note.

Prepayment. The Company may pay all or any portion of the amount owed earlier than it is due; provided, that in the event the Company elects to prepay all or any portion of the outstanding balance, it shall pay to the Holder 115% of the portion of the outstanding balance the Company elects to prepay.

Redemption. Beginning on the date that is 6 months from the issuance date and at the intervals indicated below until the Note is paid in full, the Holder shall have the right to redeem up to an aggregate of 1/3 of the initial principal balance of the Note each month (each monthly exercise, a “Monthly Redemption Amount”) by providing written notice (each, a “Monthly Redemption Notice”) delivered to the Company; provided, however, that if the Holder does not exercise any Monthly Redemption Amount in its corresponding month then such Monthly Redemption Amount shall be available for the Holder to redeem in any future month in addition to such future month’s Monthly Redemption Amount. Upon receipt of any Monthly Redemption Notice, the Company shall pay the applicable Monthly Redemption Amount in cash to the Holder within 5 business days of the Company’s receipt of such Monthly Redemption Notice.

Default Events. The Note includes customary event of default provisions, subject to certain cure periods, and provides for a default interest rate of 22%. Upon the occurrence of an event of default (except a default due to the occurrence of bankruptcy or insolvency proceedings (the “Bankruptcy-Related Event of Default”)), the Holder may, by written notice, declare all unpaid principal, plus all accrued interest and other amounts due under the Note to be immediately due and payable at an amount equal to 115% of the outstanding balance of the Note (the “Mandatory Default Amount”). Upon the occurrence of a Bankruptcy-Related Event of Default, without notice, all unpaid principal, plus all accrued interest and other amounts due under the Note will become immediately due and payable at the Mandatory Default Amount.

Pursuant to the terms of the Purchase Agreement, if at any time while the Note is outstanding, the Company intends to enter into a financing pursuant to which it will issue securities that (A) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Company’s common stock, or (B) are or may become convertible into common stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of the common stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition (a “Future Offering”), then the Company must first offer such opportunity to the Holder to provide such financing to the Company on the same terms no later than five (5) trading days immediately prior to the trading day of the expected announcement of the Future Offering (the “Right of First Refusal”). If the Holder is unwilling or unable to provide such financing to the Company within five (5) trading days from the Holder’s receipt of notice of the Future Offering from the Company, then the Company may obtain such financing upon the exact same terms and conditions offered by the Company to the Holder, which transaction must be completed within 30 days after the date of the notice. If the Company does not receive the financing within 30 days after the date of the notice, then the Company must again offer the financing opportunity to the Holder as described above, and the process detailed above will be repeated. The Right of First Refusal does not apply to an Exempt Issuance (as defined in the Purchase Agreement) or to a publicly marketed offering made pursuant to a registration statement on Form S-1 or Form S-3.

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In addition, pursuant to the terms of the Purchase Agreement, so long as the Note is outstanding, the Holder has the right to participate in any offering of securities by the Company which contains any term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder (the “Participation Right”). The Participation Right does not apply in connection with an offering of securities which qualifies as an Exempt Issuance, a transaction under Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), a publicly marketed offering made pursuant to a registration statement on Form S-1 or Form S-3, or in connection with the satisfaction of outstanding trade payables.

The Purchase Agreement also provides for indemnification of the Holder and its affiliates in the event that they incur loss or damage related to, among other things, a breach by the Company of any of its representations, warranties or covenants under the Purchase Agreement.

The Company intends to use the net proceeds from the sale of the Note for general working capital purposes.

The description of the Note and the Purchase Agreement is qualified in its entirety by the full text of the Note and the Purchase Agreement, copies of which are filed herewith as Exhibits 4.1 and 10.1, respectively, and which are incorporated herein by reference.

Sysorex Loan Transaction

On December 31, 2018, the Company and Sysorex, Inc. (“Sysorex”) entered into a note purchase agreement (the “Note Purchase Agreement”) pursuant to which the Company agreed to purchase from Sysorex at a purchase price equal to the Loan Amount (as defined below), a secured promissory note (the “Secured Note”) for up to an aggregate principal amount of 3,000,000.00 (the “Principal Amount”), including any amounts advanced through the date of the Secured Note (the “Prior Advances”), to be borrowed and disbursed in increments (such borrowed amount, together with the Prior Advances, collectively referred to as the “Loan Amount”), with interest to accrue at a rate of ten percent (10%) per annum on all such Loan Amounts, beginning as of the date of disbursement with respect to any portion of such Loan Amount. In addition, Sysorex agreed to pay $20,000 to the Company to cover the Company’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Secured Note (the “Transaction Expense Amount”), all of which amount is included in the Principal Amount. The initial Loan Amount, therefore, includes any amounts disbursed to Sysorex and the Transaction Expense Amount.

Sysorex may borrow repay and borrow under the Secured Note, as needed, for a total outstanding balance, exclusive of any unpaid accrued interest, not to exceed the Principal Amount at any one time.

All sums advanced by the Company to the Maturity Date (as defined below) pursuant to the terms of the Note Purchase Agreement will become part of the aggregate Loan Amount underlying the Secured Note. All outstanding principal amounts and accrued unpaid interest owing under the Secured Note shall become immediately due and payable on the earlier to occur of (i) the twenty-four (24) month anniversary of the date the Secured Note is issued (the “Maturity Date”), (ii) at such date when declared due and payable by the Company upon the occurrence of an Event of Default (as defined in the Secured Note), or (iii) at any such earlier date as set forth in the Secured Note. All accrued unpaid interest shall be payable in cash.

Pursuant to the terms of the Secured Note, Sysorex granted the Company, subject to any and all Payplant Liens (as defined in the Secured Note) and Permitted Liens (as defined in the Secured Note), a continuing first priority security interest in all assets of Sysorex whether owned as of the date of the Secured Note or subsequently acquired, including all proceeds therefrom (collectively, the “Collateral”) to secure the payment of the Secured Note and all other loans and advances (including all renewals, modifications and extensions thereof) and all obligations of any and every kind and nature of Sysorex to the Company, whether arising prior to, under or after the date of the Secured Note, however incurred or evidenced, plus all interest, reasonable costs, reasonable expenses and reasonable attorneys’ fees, which may be made or incurred by the Company in the disbursement, administration, and collection of such amounts, and in the protection, maintenance, and liquidation of the Collateral.

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The description of the Secured Note and the Note Purchase Agreement is qualified in its entirety by the full text of the Secured Note and the Note Purchase Agreement, copies of which are filed herewith as Exhibits 10.3 and 10.2, respectively, and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 shall be deemed filed herewith.

Exhibit No.	Description

4.1	Promissory Note, dated as of December 21, 2018.

10.1	Note Purchase Agreement, dated as of December 21, 2018.

10.2	Note Purchase Agreement, dated as of December 31, 2018, by and between Inpixon and Sysorex, Inc.

10.3	Sysorex Secured Promissory Note, dated as of December 31, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: December 31, 2018	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Promissory Note, dated as of December 21, 2018. (1)

10.1	Note Purchase Agreement, dated as of December 21, 2018. (1)

10.2	Note Purchase Agreement, dated as of December 31, 2018, by and between Inpixon and Sysorex, Inc. (1)

10.3	Sysorex Secured Promissory Note, dated as of December 31, 2018. (1)

(1)	Filed herewith.

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